EXHIBIT 21


                        SUBSIDIARIES OF REGISTRANT

  The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each.
Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

  The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                    State or Other
                                                     Jurisdiction
Subsidiary                                         of Incorporation
----------                                         ----------------

ABCO, Inc.                                           Delaware
 Bonny Products, Inc.                                New York
ACCO World Corporation                               Delaware
 ACCO Canada Inc.                                    Ontario, Canada
   Plymouth Tool & Stamping Limited                  Ontario, Canada
 ACCO Europe PLC                                     England
   ACCO-Rexel France S.A.                            France
     Val-Rex S.A.R.L.                                France
   ACCO-Rexel Group Services PLC                     England
     ACCO Company Limited                            England
     ACCO-Rexel Limited                              England
       Hetzel GmbH                                   Germany
     Eastlight Limited                               England
     Marbig Rexel Pty. Limited                       Australia
     Office Products International Limited           Australia
     ACCO-Rexel Limited 1                            Republic of Ireland
   Don Gresswell Ltd.                                England
 ACCO USA, Inc.                                      Delaware
 Day-Timers, Inc.                                    Delaware
   Day-Timers of Canada, Ltd.                        Canada
   Day-Timers Pty. Limited                           Australia
   Sax Arts and Crafts, Inc.                         Delaware
 International Business Controls, B.V. 2             Netherlands
   King-Mec S.p.A.                                   Italy
 Kensington Microware Limited                        Delaware
 Vogel Peterson Furniture Company                    Delaware




--------------------
1  66.67% owned by ACCO-Rexel Group Services PLC and 33.33% owned by ACCO
     World Corporation.
2  Does business in the Republic of Ireland through a branch named "ACCO
   Ireland."

                                                    State or Other
                                                     Jurisdiction
Subsidiary                                         of Incorporation
----------                                         ----------------

Acushnet Company                                     Delaware
 Acushnet Foreign Sales Corporation                  Barbados
 Acushnet International Inc.                         Delaware
   Acushnet Limited                                  England
   Acushnet Canada Inc.                              Canada
   Acushnet GmbH                                     Germany
     Acushnet-Danmark ApS                            Denmark
     Acushnet Osterreich GmbH                        Austria
     Acushnet France S.A.                            France
     Acushnet Sverige A.B.                           Sweden
     Acushnet Nederland B.V.                         Netherlands
   Titleist Japan, Inc. 3                            Japan
 Foot-Joy, Inc.                                      Massachusetts
   Foot-Joy (Thailand) Limited 4                     Thailand
   Titleist & Foot-Joy (Thailand) Limited 4          Thailand
AmeriBrands Finance Canada Ltd.                      Ontario, Canada
American Brands Finance Europe B.V.                  Netherlands
American Brands International Corporation            Delaware
ATIC Group, Inc.                                     Delaware
 Gallaher Limited                                    England
   Benson & Hedges Limited                           England
   Forbuoys PLC                                      England
   Gallaher (Dublin) Limited                         Republic of Ireland
   Gallaher Hellas S.A.                              Greece
   Gallaher International Limited                    England
   Gallaher Tobacco Limited                          England
   The Galleon Insurance Company Limited             Isle of Man
   J. R. Freeman & Son Limited                       England
   Marshell Group Limited                            England
 The Prestige Group PLC                              England
   Fabricados Inoxidables S.A.                       Spain
   Prestige France S.A.                              France
   Prestige Group (Australia) Pty. Limited           Australia
   Prestige Group UK PLC                             England
   Prestige Haushaltswaren GmbH                      Germany
   Prestige Italiana SpA                             Italy
 The Schooner Insurance Company Limited              Isle of Man
 TM Group PLC                                        England
 The Whyte & Mackay Group PLC                        Scotland
   Invergordon Distillers Group PLC                  Scotland
     Invergordon Distillers (Holdings) Limited       England
       The Invergordon Distillers Limited            Scotland
   William Muir Limited                              Scotland
     The Scotch Whisky Heritage Centre Limited 5     Scotland


--------------------
3  80% owned by Acushnet International Inc.
4  70% owned by Foot-Joy, Inc.
5 49.41% owned by William Muir Limited, 3.53% owned by The Whyte & Mackay Group PLC and 3.53% owned by Invergordon Distillers Limited.

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

                                                    State or Other
                                                     Jurisdiction
Subsidiary                                         of Incorporation
----------                                         ----------------

Jim Beam Brands Co.                                  Delaware
 Alberta Distillers Limited                          Alberta, Canada
   Carrington Distillers Limited                     Ontario, Canada
     Societe Commerciale La Verendrye Inc.           Quebec, Canada
   Featherstone & Co. Limited                        Ontario, Canada
 Bourbon Warehouse Receipts, Inc.                    Delaware
 Fortune Brands Pty. Ltd. 6                          Australia
 James B. Beam Distilling International Co., Inc.    Barbados
 JBB Spirits (New York) Inc.                         New York
 John de Kuyper & Son, Incorporated                  New York
 Wood Terminal Company                               Delaware
MasterBrand Industries, Inc.                         Delaware
 Aristokraft, Inc.                                   Delaware
 Master Lock Company                                 Delaware
   Master Lock Europe, S.A. 7                        France
   Milwaukee Lock Company                            Delaware
 Moen Incorporated                                   Delaware
   HCG-MOEN Corporation 8                            Taiwan
   Moen, Inc.                                        Ontario, Canada
   Moen International, Inc.                          Connecticut
   Moen of Pennsylvania, Inc.                        Delaware
   Moen de Mexico, S.A. de C.V.                      Mexico
   Moen Japan K.K.                                   Japan
   21st Century Companies, Inc.                      Delaware
 Waterloo Industries, Inc.                           Delaware
1700 Insurance Company Ltd.                          Bermuda

--------------------
6 299,999 shares owned by Jim Beam Brands Co.; 1 share owned by James B. Beam Distilling International Co., Inc.
7  99.68% owned by Master Lock Company.
8  50% owned by Moen Incorporated.



















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